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                         MONTGOMERY WARD & CO., INCORPORATED

                                   First Amendment
                                        to the
                         Montgomery Ward & Co., Incorporated
                               Retirement Security Plan

                               Dated:  October 9, 1995



    WHEREAS, Montgomery Ward & Co., Incorporated, an Illinois corporation ("Ward"), maintains the Montgomery Ward & Co., Incorporated Retirement Security Plan ("Plan"); and

    WHEREAS, pursuant to Section 17.1 POWER TO AMEND, the power to amend the Plan is reserved to the Board of Directors of Montgomery Ward & Co., Incorporated ("Board"); and

    WHEREAS, the Board desires to amend the Plan.

    NOW, THEREFORE, the Plan is amended effective October 1, 1995, in the following manner:

    1. Addendum A is added to the Plan to read in its entirety as attached hereto.

    2. In all other respects, the Plan shall continue in full force and effect.


                                       MONTGOMERY WARD & CO., INCORPORATED


                                       By:  /s/ Robert A. Kasenter
                                          -------------------------------------
                                       Its: EVP Human Resources
                                           ------------------------------------
ATTEST:

By:  /s/ Philip Delk
   --------------------------------
Its: VP & Deputy General Counsel
    -------------------------------

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                                      ADDENDUM A
                         MONTGOMERY WARD & CO., INCORPORATED
                               RETIREMENT SECURITY PLAN


    A-1 PURPOSE. The purpose of this Addendum A is to provide for participation in the Plan by eligible employees of Montgomery Ward (Hong Kong) Limited.

    A-2 USE OF TERMS. Except where the context of this Addendum A expressly indicates to the contrary, terms used and defined in the Plan shall have the same meanings for purposes of this Addendum A. As used in this Addendum A, the term this "Addendum A" shall include only this Addendum A, and the references to the "Plan" shall include all provisions of the Plan but shall not include this Addendum A.

    A-3 CONFLICTS BETWEEN PLAN AND THIS ADDENDUM A. This Addendum A, together with the Plan, comprises the Plan with respect to Participants under this Addendum A. In case of any conflict between the provisions of the Plan and this Addendum A, the terms and the provisions of this Addendum A shall govern to the extent necessary to eliminate such conflict.

    A-4  PARTICIPANTS.  Nonresident aliens employed by Montgomery Ward (Hong
Kong) Limited shall be considered "Employees", "Associates", and "Hong Kong Associates" for purposes of the Plan and this Addendum A. Hong Kong Associates employed by Montgomery Ward (Hong Kong) Limited on October 1, 1995 who have completed one Year of Service by October 1, 1995 participate in the Plan as of October 1, 1995. Each other Hong Kong Associate who both attains age 21 and completes one Year of Service shall become a Participant under the Plan on the first day of the month following the month in which the Hong Kong Associate meets the eligibility requirements.

    A-5 VESTING. If a Hong Kong Associate completes five Years of Service, such Hong Kong Associate shall be Vested (have a nonforfeitable right to a Retirement Benefit) in the Hong Kong Associate's Retirement Benefit. Each Hong Kong Associate employed by Montgomery Ward (Hong Kong) Limited on October 31, 1995 who has completed two years of service with Montgomery Ward (Hong Kong) Limited but has not yet completed five Years of Service shall be Vested (have a nonforfeitable right to a Retirement Benefit) in the Retirement Benefit to which the Associate would have been entitled if the Associate terminated employment with Montgomery Ward (Hong Kong) Limited on October 31, 1995.

    A-6 FINAL MONTHLY SALARY. For purposes of this Addendum A, "Final Monthly Salary" means annual base salary or pay preceding the date of termination of Service by a Hong Kong Associate, calculated in Hong Kong Dollars, divided by fourteen (14).

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    A-7  RETIREMENT BENEFIT.  If a Participant who is a Hong Kong Associate
Retires on the Participant's Normal Retirement Date, the amount of the Retirement Benefit shall be the Actuarial Equivalent of a lump sum expressed in Hong Kong Dollars determined by multiplying the participant's Final Monthly Salary by the Participant's years of Service (calculated to the nearest month). Sections 9.1, 9.2, 9.3, 10.1, 10.2 and 10.3 of the Plan do not apply to Participants who are Hong Kong Associates. Except as otherwise provided in
Article IX and Section 11.4 of the Plan, a Participant who is a Hong Kong Associate who Retires on the Participant's Normal Retirement Date shall be eligible for the Retirement Benefit defined in this paragraph A-7 or an Actuarial Equivalent benefit thereto as provided for herein.

    A-8 OPTIONAL METHODS OF PAYMENT. In lieu of the Qualified Joint and Survivor Benefit payable to a married Participant or the single life annuity payable to an unmarried Participant, a Participant who is a Hong Kong Associate may elect, subject to Sections 11.3 and 11.4 of the Plan, to receive the Actuarial Equivalent of the Retirement Benefit to which the Participant is entitled under the Plan in one lump sum payment in Hong Kong Dollars or in installments over five quarterly payments in Hong Kong Dollars. Any such election shall comply with the spousal consent requirements of Section 11.5 of the Plan. Section 11.2 of the Plan does not apply to Participants who are Hong Kong Associates.

    A-9  TERMINATION OF SERVICE BY A VESTED PARTICIPANT.
If the Service of a Participant who is a Hong Kong Associate and who is Vested terminates prior to Retirement, such Participant may elect, subject to the spousal consent requirements of Section 11.5 of the Plan, a Retirement Benefit commencing on the first day of any month within nine months after the Participant's termination of Service and prior to the Participant's Normal Retirement Date or on the Participant's Normal Retirement Date. Section 13.2 of the Plan does not apply to Participants who are Hong Kong Associates.

    A-10 DEATH BENEFITS. In lieu of the Pre-Retirement Death Benefit described in Section 12.1, the spouse of a Participant who died while employed as a Hong Kong Associate or within the first nine months after the Participant's termination of Service may elect to receive (i) a lump sum amount equal to the lump sum amount which would have been payable to the Participant if the Participant had terminated Service on the earlier of the date of the Participant's death or the Participant's prior termination of Service or (ii) five quarterly installments equal to the quarterly installment amount which would have been payable to the Participant if the Participant had terminated Service on the earlier of the date of the Participant's death or the Participant's prior termination of Service.


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    A-11 ACTUARIAL EQUIVALENT.  For purposes of this Addendum, "Actuarial
Equivalent" shall mean the lesser of (i) Actuarial Equivalent as otherwise defined in the Plan and (ii) Actuarial Equivalent computed as otherwise defined in the Plan but using a 5% interest rate.


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